Exhibit 99.1

Claire’s Stores, Inc. Announces Chairman’s
Leave of Absence and Corporate Succession Strategy

PEMBROKE PINES, FL., November 21, 2002, Claire’s Stores, Inc. (NYSE:CLE) today announced that Rowland Schaefer, Chairman, President and Chief Executive Officer has taken a leave of absence from his responsibilities at Claire’s Stores. Rowland suffered a mild stroke with minimal impairment. We view this situation as temporary and are hoping for a full recovery. He is expected to resume his responsibilities in full in approximately six-months. Marla L. Schaefer and E. Bonnie Schaefer, the Company’s Co Vice-Chairmen of the Board of Directors will assume Rowland Schaefer’s responsibilities during his absence.

Development of a succession plan for Claire’s Stores began approximately two years ago. At that time, the Company retained a leading consultant on succession planning for family controlled companies to advise it on the best course to take to ensure continuity and preservation of shareholder value. The Board of Directors of the Company has played an active role in the succession planning process to ensure a smooth transition to a new generation of leadership for Claire’s Stores.

In anticipation of the return of Rowland Schaefer, Marla Schaefer and Bonnie Schaefer are continuing in their current roles as Co Vice-Chairmen of the Board of Directors. Previously, according to procedures laid out in the succession plan, Herbert Mines Associates, an executive search firm well known for its work in the retailing industry, had been retained to identify appropriate candidates to assume the position of Chief Operating Officer of Claire’s Stores, Inc.

Continued strengthening of the management team and commitment to a strong and active Board of Directors are key initiatives of the Company. In furtherance of this strategic objective, in October 2002, Todd Jick, a new independent director possessing more than 25 years of organizational management experience was added to the Board of Directors. In addition, a search for a fifth independent director is currently underway.

Rowland Schaefer, Chairman and Chief Executive Officer, stated that “While building Claire’s has been my life’s work, I have been fortunate to be joined in this endeavor by two of my daughters, Marla Schaefer and Bonnie Schaefer. They have learned the business from the ground up and I have the utmost confidence in their ability to lead during my absence. Bonnie and Marla have the support of a strong Board of Directors and an excellent management team. Working together, I have absolutely no doubt that Claire’s will continue to prosper despite my temporary absence from the office.”

In a joint statement, Marla Schaefer and Bonnie Schaefer noted that, “The smoothness with which changes were implemented today is a tribute to the succession planning process that has been underway at Claire’s for quite some time, with Rowland’s full support. While Rowland’s presence will be missed during this absence, we look forward to his return. We have deep ties to this organization and years of experience overseeing multiple facets of the Company’s operations. As a result, we anticipate that the business will function as usual and are confident Claire’s will retain its leading position in its markets as it delivers superior value to both customers and shareholders.”

Ira Kaplan, Sr. Vice-President and Chief Financial Officer stated, “Growth of the magnitude experienced by Claire’s is not attributable to one individual. Rowland is aided by a strong management team, which includes Marla and Bonnie. Their extensive experience with Claire’s and the continuity provided by their assumption of Rowland’s responsibilities should serve as a strong foundation for continued success and growth of the Company.”

Marla Schaefer (53) began her career with Claire’s in 1981 as an Executive Assistant to Rowland Schaefer. She soon became involved in merchandising, and was named as Resident Buyer for the New York office in 1986. In 1990 she was appointed to the position of Vice President of Fashion Merchandising of Claire’s Boutiques, and has been instrumental in developing Claire’s overseas buying program. In March 1998, she was appointed Vice-Chairman of the Board of Directors and in April of that same year she became Senior Vice President of Claire’s Boutiques. In April 2002, Marla Schaefer was appointed Secretary of Claire’s Stores, Inc. Marla has been actively involved in new business development, marketing and development of the Company’s internet strategy as well as oversight of investor relations and human resources. She intends to continue carrying out those activities in addition to the responsibilities she is temporarily assuming.

Bonnie Schaefer (49) began her career with Claire’s in 1987 working as a Sales Associate at one of Claire’s Stores mall-based stores and progressing to Store Manager. She left the Company to assume a job with HL Yoh, a subcontractor of IBM, and re-joined Claire’s Stores in 1990. In 1994, Bonnie was named Vice President of Real Estate at Claire’s Boutiques. She joined the Board of Directors in 1998 and became Co-Vice-Chairman of the Board in January 1999. She also serves as a member of the Board of Directors of Claire’s Nippon, a joint venture between Claire’s Stores and AEON Corporation, Ltd., a $20 billion specialty retailer. For the past ten years, Bonnie has overseen the development of Claire’s Southeastern U.S., Puerto Rican and Caribbean operations. In addition, she has been active in store and field operations and in the management of real estate operations throughout North America. As a member of the Boards of Directors of Claire’s France, Switzerland and United Kingdom corporations, Bonnie is also actively involved in the Company’s international expansion. She intends to continue carrying out those activities in addition to the responsibilities she is temporarily assuming.

The reporting structure for senior management has been realigned so that for the duration of Mr. Schaefer’s leave, all individuals previously reporting to Rowland Schaefer will now report directly to Marla Schaefer, Bonnie Schaefer or Ira Kaplan.

Claire’s Stores, Inc., is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adults through its two store concepts: Claire’s Accessories (North America and Europe) and Icing by Claire’s. Fiscal 2002 sales exceeded $918 million. As of October 31, 2002, Claire’s Stores, Inc. operated approximately 2,800 stores in the United States, the Caribbean, Puerto Rico, Canada, the United Kingdom, Ireland, Switzerland, Austria, Germany and France. Claire’s Stores, Inc. also operates through its subsidiary Claire’s Nippon, Co., Ltd., over 100 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.).

Conference Call Information The Company will host a conference call later today at 10:00 a.m. (EST). The call in number is 312-470-0029 and the password is “Claire’s.” A live audio webcast of the conference call will be available on http://www.clairestores.com, with a replay available on that same location and by phone until Friday November 29, 2002, at 3 p.m (EST). The replay number is 402-998-0758 and the password is 25247.

Forward-looking Statements This press release contains “forward-looking statements” which represent the company’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, the possibility that Rowland Schaefer may ultimately be unable to resume his responsibilities at the Company, potential difficulties or delays in identifying, attracting and retaining qualified individuals to serve in senior management positions or to join the Board of Directors, the ability to retain current members of senior management and attract additional members following the departure of Rowland Schaefer, adverse changes in consumer preferences and consumer spending habits for pre-teen and teen apparel and accessories, competition, adverse changes in general economic conditions and uncertainties generally associated with the specialty retailing business. Additional information about risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2002.

The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent 10-K and 10-Q reports are available via Claire’s Internet home page: http://www.clairestores.com.

Contact: Sonia Rohan, Vice President of Investor Relations and Corporate Communications, phone: 212-594-3127, fax: 212-244-4237 or e-mail, sonia.rohan@claires.com of Claire’s Stores, Inc.